Exhibit 3.1

                        RAMCO-GERSHENSON PROPERTIES TRUST

                             ARTICLES SUPPLEMENTARY

           RECLASSIFYING 1,150,000 9.5% SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST AS PREFERRED SHARES
               OF BENEFICIAL INTEREST WITHOUT FURTHER DESIGNATION

                                       AND

          RECLASSIFYING 2,018,250 7.95% SERIES C CUMULATIVE CONVERTIBLE
           PREFERRED SHARES OF BENEFICIAL INTEREST AS PREFERRED SHARES
               OF BENEFICIAL INTEREST WITHOUT FURTHER DESIGNATION

         RAMCO-GERSHENSON PROPERTIES TRUST, a Maryland real estate investment trust (the "Trust"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

         FIRST: By or as contemplated by Articles Supplementary filed with the Department on November 8, 2002 (the "2002 Articles Supplementary"), the Trust classified 1,150,000 shares of its authorized but unissued Preferred Shares of Beneficial Interest, par value $0.01 per share ("Preferred Shares"), as a separate class of Preferred Shares designated as "9.5% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest" (the "Series B Shares"), and set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of such shares, all as set forth in the 2002 Articles Supplementary.

         SECOND: All Series B Shares previously issued have been reacquired by the Trust and no Series B Shares are issued and outstanding.

         THIRD: Pursuant to the authority expressly vested in the Board of Trustees of the Trust (the "Board of Trustees") by Article VI of the Declaration of Trust filed with the Department on October 2, 1997, as amended, modified and supplemented to date (the "Declaration of Trust"), and Section 8-501 of the Maryland REIT Law, the Board of Trustees by resolutions duly adopted on December 11, 2007 (the "Resolutions"), has approved the reclassification and redesignation of the 1,150,000 Preferred Shares previously classified and designated as Series B Shares to be and become Preferred Shares authorized for issuance under the Declaration of Trust, without further designation or any preferences, conversion or other rights appertaining thereto, or voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms or conditions of redemption, other than those, if any, applicable to Preferred Shares generally, such that the same, as Preferred Shares authorized for issuance under the Declaration of Trust, shall be available for issuance upon proper authorization from time to time.


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         FOURTH: The 1,150,000 Series B Shares, as aforesaid, have been redesignated and reclassified as aforesaid by the Board of Trustees, pursuant to and as contemplated by the Resolutions, under the authority contained in the Declaration of Trust.

         FIFTH: By or as contemplated by Articles Supplementary filed with the Department on May 31, 2004 (the "2004 Articles Supplementary"), the Trust classified 2,018,250 shares of its authorized but unissued Preferred Shares as a separate class of Preferred Shares designated as "7.95% Series C Cumulative Convertible Preferred Shares of Beneficial Interest" (the "Series C Shares"), and set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of such shares, all as set forth in the 2004 Articles Supplementary.

         SIXTH: All Series C Shares previously issued have been reacquired by the Trust and no Series C Shares are issued and outstanding.

         SEVENTH: Pursuant to the authority expressly vested in the Board of Trustees, by Article VI of the Declaration of Trust and Section 8-501 of the Maryland REIT Law, the Board of Trustees, by the Resolutions, has confirmed the reclassification and redesignation of the 2,018,250 Preferred Shares previously classified and designated as Series C Shares, pursuant to or as contemplated by the 2004 Articles Supplementary, to be and become Preferred Shares authorized for issuance under the Declaration of Trust, without further designation or any preferences, conversion or other rights appertaining thereto, or voting power, restrictions, limitations as to dividends and other distributions, qualifications, terms or conditions of redemption, other than those, if any, applicable to Preferred Shares generally, such that the same, as Preferred Shares authorized for issuance under the Declaration of Trust, shall be available for issuance upon proper authorization from time to time.

         EIGHTH: The 2,018,250 Series C Shares, as aforesaid, have been redesignated and reclassified as aforesaid by the Board of Trustees, pursuant to and as contemplated by the Resolutions, under the authority contained in the Declaration of Trust.

         NINTH: These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law and the Declaration of Trust.

         TENTH: The undersigned President and Chief Executive Officer of the Trust acknowledges these Articles Supplementary to be the corporate act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this 12th day of December, 2007.



                                             RAMCO-GERSHENSON PROPERTIES
                                             TRUST


                                                 By:    /s/ Dennis E. Gershenson
                                                        ------------------------
                                                 Name:  Dennis E. Gershenson
                                                 Title: President and Chief
                                                        Executive Officer

[SEAL]

ATTEST:


/s/ Richard J. Smith
----------------------
Name:  Richard J. Smith
Title: Secretary